Exhibit 99.1

Investor Relations

+1 (937) 458-6600

ROBBINS & MYERS ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2011 RESULTS

AND INCREASED SHARE REPURCHASE AUTHORIZATION

Strong finish to a very successful year; substantial growth in FY 2011;

Company ends year with $231 million of cash

DAYTON, OHIO, October 6, 2011…Robbins & Myers, Inc. (NYSE:RBN) today reported diluted net earnings per share (DEPS) of $0.77 in its fiscal fourth quarter ended August 31, 2011, which included a restructuring charge of $0.02 per share in the Company’s Process Solutions segment. In the prior year fourth quarter, Robbins & Myers earned $0.45 per share or $0.38 from continuing operations, including a restructuring charge of $0.08 per share in the Process Solutions segment.

For the full fiscal year, Robbins & Myers reported DEPS of $3.24 per share and $1.94 from continuing operations. Fiscal 2011 results included $0.02 of restructuring charges and $0.42 of charges relating to the acquisition of T-3 Energy Services. In fiscal 2010, the Company earned $1.01 per share or $0.89 from continuing operations, including $0.08 of restructuring charges.

“The fourth quarter was a strong ending to a very good year at Robbins & Myers,” said Peter C. Wallace, Company President and Chief Executive Officer. “Throughout the year we benefitted from strong end market demand, and sales and orders showed significant year-over-year growth. This growth, and effective cost management, enabled us to generate substantial profits and cash flow in fiscal 2011. During the year we also better positioned the Company for longer-term success through the divestiture of Romaco and the acquisition and successful integration of T-3. Fiscal 2011 was a transformative year for Robbins & Myers.”

Fourth quarter 2011 orders and sales were $262 million and $259 million, respectively, as compared with $155 million and $140 million in the prior year fourth quarter. Excluding the acquisition of T-3, fourth quarter orders and sales grew 19% and 30%, respectively, from the prior year fourth quarter as a result of continued strength in served markets, particularly upstream oil & gas. Fiscal 2011 orders were $876 million, and sales were $821 million. Excluding T-3, fiscal 2011 orders and sales increased 26% and 34%, respectively, over the prior year.

In the fourth quarter of 2011, the Company earned $53 million of adjusted EBIT, which is 20.6% of sales versus $21 million and 15.2% in the prior year fourth quarter. For the full year, adjusted EBIT more than tripled from the prior year to $158 million, which is 19.2% of sales. Fourth quarter cash flow from operating activities was $75 million, more than double the comparable prior year amount. The Company ended the year with $231 million of cash and virtually no debt.

Mr. Wallace commented, “While we continue to see strong customer demand across our end markets, global economic sentiment is uncertain. Entering the new fiscal year, we will continue to support our organic and strategic growth opportunities while closely monitoring our spending. For our first quarter in fiscal 2012 we are projecting $0.60-$0.70 per share of earnings. Under current business conditions, Robbins & Myers is positioned to earn $2.85-$3.05 per share in fiscal 2012.” The Company’s forecast excludes the impact of share repurchases.

Share Repurchase Authorization Increased

Robbins & Myers also announced today that its Board of Directors has authorized the Company to repurchase up to three million of the Company’s currently outstanding common shares, in addition to the 992 thousand shares currently available for repurchase under the October 2008 authorization by the Board of Directors. Repurchases will generally be made in the open market or in privately negotiated transactions that will not exceed prevailing market prices, subject to regulatory considerations and market conditions. Repurchases will be funded from the Company’s available cash and credit facilities. The Company has approximately 45.9 million common shares outstanding.

“Recent lower equity market valuations and record levels of cash create an attractive opportunity for us to repurchase our shares,” said Mr. Wallace. “We believe we have available capital resources to pursue share repurchases without disrupting our growth investments, including acquisitions. Our strategy to create long-term shareholder value remains intact.”

Discontinued Operations

Discontinued operations in the Company’s financial statements represent the net income of the Romaco business for all periods presented prior to its April 29, 2011 divestiture. Discontinued operations in fiscal 2011 also include a $53 million gain (DEPS impact of $1.30 per share) from the sale of the Romaco business.

Fourth Quarter Results by Segment

All comparisons are made against the comparable year-ago quarterly period unless otherwise stated.

The Company’s Fluid Management segment reported orders of $199 million. Excluding T-3, orders were $121 million, up 22% due to strength in oil & gas markets. Sales were $201 million in the fourth quarter. Excluding T-3, sales were $124 million, an increase of 33%. EBIT was $56 million or 28.1% of sales, an increase of 150 basis points. Ending backlog was $153 million, which includes $91 million from T-3, compared with $58 million at the end of the prior year fourth quarter.

The Process Solutions segment reported orders of $63 million, the highest level of quarterly orders since the third quarter of fiscal 2008 and an increase of 14%. Sales of $58 million were 25% higher due to improving demand for capital goods in global chemical markets. The business reported $1.4 million of adjusted EBIT in the fourth quarter of 2011 compared with $0.1 million. As part of its restructuring program in Europe, the business incurred $1 million of charges in the fourth quarter of 2011 and $3 million in the fourth quarter of 2010. Backlog expanded for the eighth consecutive quarter, ending the fourth quarter of 2011 at $98 million.

Conference Call to Be Held Today, October 6, at 3:00 PM (Eastern)

A conference call to discuss these results is scheduled for 3:00 PM Eastern on Thursday, October 6, 2011. The call can be accessed at www.robn.com or by dialing 800-215-2410 (US/Canada) or +1-617-597-5410, using conference ID #96905573. Replays of the call can be accessed by dialing 888-286-8010 (US/Canada) or +1-617-801-6888, both using replay ID #72928220.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets.

In this release the Company refers to EBIT and adjusted EBIT, which are non-GAAP measures. The Company uses these measures to evaluate its performance and believes these measures are helpful to investors in assessing its performance. A reconciliation of EBIT to net income is included in our Condensed Consolidated Income Statement, and other reconciliations are included in this press release. EBIT and adjusted EBIT are not a measure of cash available for use by the Company.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts, including statements regarding future financial performance, future market demand, future benefits to shareholders, future economic and industry conditions, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: costs and difficulties related to the integration of T-3; the inability to or delay in obtaining cost savings and synergies from the T-3 merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; a significant decline in capital expenditures within the markets served by the Company; the ability to realize the benefits of restructuring programs; increases in competition; changes in the availability and cost of raw materials; foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela; work stoppages related to union negotiations; customer order cancellations; the possibility of product liability lawsuits that could harm our businesses; events or circumstances which result in an impairment of, or valuation against, assets; the potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to export and import of products and materials, and changes in the interpretation and application of such laws and regulations; the outcome of audit, compliance, administrative or investigatory reviews; proposed changes in U.S. tax law which could impact our future tax expense and cash flow; decline in the market value of our pension plan investment portfolios; and other important risk factors discussed more fully in the Company’s reports on Form 10-K/A for the year ended August 31, 2010; its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed from time to time with the SEC. Robbins & Myers does not undertake any obligation to revise or update publicly any forward-looking statements for any reason.

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands)	August 31, 2011	August 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$230,606	$149,213
Accounts receivable	166,511	93,466
Inventories	150,683	84,716
Other current assets	11,247	5,983
Deferred taxes	18,958	13,683
Assets of discontinued operations	—	79,247

Total Current Assets	578,005	426,308
Goodwill & Other Intangible Assets	793,607	253,515
Deferred Taxes	27,656	31,002
Other Assets	13,776	9,715
Property, Plant & Equipment	165,626	96,481

	$1,578,670	$817,021

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$84,761	$45,888
Accrued expenses	91,253	71,905
Current portion of long-term debt	421	133
Liabilities of discontinued operations	—	46,815

Total Current Liabilities	176,435	164,741
Long-Term Debt - Less Current Portion	24	93
Deferred Taxes	127,401	40,615
Other Long-Term Liabilities	108,391	120,548
Total Equity	1,166,419	491,024

	$1,578,670	$817,021

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
Sales	$258,998	$139,924	$820,640	$478,193
Cost of sales	158,687	91,824	515,574	319,490

Gross profit	100,311	48,100	305,066	158,703
Selling, general and administrative expenses	46,892	26,839	156,571	109,021
Other expense	1,012	2,764	17,152	2,764

Income before interest and income taxes (EBIT)	52,407	18,497	131,343	46,918
Interest (income) expense, net	(235)	(211)	(196)	195

Income from continuing operations before income taxes	52,642	18,708	131,539	46,723
Income tax expense	17,110	5,706	50,260	16,435

Net income from continuing operations	35,532	13,002	81,279	30,288
Income from discontinued operations, net of tax	—	2,140	53,637	3,859

Net income including noncontrolling interest	35,532	15,142	134,916	34,147
Less: Net income attributable to noncontrolling interest	108	330	904	950

Net income attributable to Robbins & Myers, Inc.	$35,424	$14,812	$134,012	$33,197

Net income per share from continuing operations:
Basic	$0.77	$0.38	$1.96	$0.89
Diluted	$0.77	$0.38	$1.94	$0.89
Net income per share:
Basic	$0.77	$0.45	$3.26	$1.01
Diluted	$0.77	$0.45	$3.24	$1.01
Weighted average common shares outstanding:
Basic	45,852	32,953	41,063	32,924
Diluted	46,114	33,045	41,420	33,004

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED BUSINESS SEGMENT INFORMATION FOR CONTINUING OPERATIONS

(Unaudited)

	Three Months Ended				Twelve Months Ended
(in thousands)	August 31, 2011		August 31, 2010		August 31, 2011		August 31, 2010
Customer Sales
Fluid Management	$200,837		$93,481		$607,465		$308,452
Process Solutions	58,161		46,443		213,175		169,741

Total	$258,998		$139,924		$820,640		$478,193

Income Before Interest and Income Taxes (EBIT) (5)
Fluid Management	$56,418		$24,858		$154,288	(3)	$75,329
Process Solutions	342	(1)	(2,653	)(2)	3,492	(1)	(8,737	)(2)
Corporate and Eliminations	(4,353)		(3,708)		(26,437	)(4)	(19,674)

Total	$52,407		$18,497		$131,343		$46,918

Depreciation and Amortization
Fluid Management	$7,072		$1,977		$26,805		$7,988
Process Solutions	1,406		885		5,147		5,049
Corporate and Eliminations	93		73		336		304

Total	$8,571		$2,935		$32,288		$13,341

Orders
Fluid Management	$198,864		$99,665		$648,515		$332,619
Process Solutions	63,134		55,295		227,735		189,329

Total	$261,998		$154,960		$876,250		$521,948

Backlog
Fluid Management	$153,236		$58,127		$153,236		$58,127
Process Solutions	97,828		78,671		97,828		78,671

Total	$251,064		$136,798		$251,064		$136,798

(1)	Includes restructuring costs of $1.0 million related to employee termination benefits at our German facility.

(2)	Includes restructuring costs of $2.8 million related to employee termination benefits at our German facility.

(3)	Includes merger-related costs of $10.2 million associated with employee termination benefits, backlog amortization and $9.5 million of expense due to inventory write-up values recorded in cost of sales.

(4)	Includes costs of $5.9 million due to merger-related professional fees and accelerated equity compensation expense.

(5)	EBIT is a non-GAAP measure. The Company uses this measure to evaluate its performance and believes this measure is helpful to investors in assessing its performance. A reconciliation of this measure to net income is included in our Condensed Consolidated Income Statement. EBIT is not a measure of cash available for use by the Company.

ROBBINS & MYERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands)	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
Operating activities:
Net income including noncontrolling interest	$35,532	$15,142	$134,916	$34,147
Depreciation and amortization	8,571	3,499	33,961	15,630
Gain on sale of businesses	—	—	(53,357)	—
Gain on asset sales	—	(475)	—	(1,022)
Working capital	16,896	14,053	(36,546)	35,592
Other changes, net	14,341	(850)	22,074	4,136

Cash provided by operating activities	75,340	31,369	101,048	88,483
Investing activities:
Business acquisition, net of cash acquired	—	—	(90,410)	—
Proceeds from sale of businesses	—	—	89,247	—
Capital expenditures, net of nominal disposals	(14,084)	(3,905)	(28,307)	(10,611)
Proceeds from asset sales	—	1,370	—	2,464

Cash used by investing activities	(14,084)	(2,535)	(29,470)	(8,147)
Financing activities:
Payments of long-term debt, net	(750)	(517)	(3,847)	(30,174)
Dividends paid	(2,064)	(1,414)	(7,557)	(5,529)
Proceeds from issuance of common stock and other, net	(964)	(833)	21,941	(194)

Cash (used) provided by financing activities	(3,778)	(2,764)	10,537	(35,897)
Exchange rate impact on cash	1,062	446	(722)	(3,395)

Increase in cash	58,540	26,516	81,393	41,044
Cash and cash equivalents at beginning of period	172,066	122,697	149,213	108,169

Cash and cash equivalents at end of period	$230,606	$149,213	$230,606	$149,213

ROBBINS & MYERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBIT AND ADJUSTED EBIT

(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
Consolidated
Net income attributable to Robbins & Myers, Inc.	$35,424	$14,812	$134,012	$33,197
Net income of discontinued operations	—	(2,140)	(53,637)	(3,859)
Net income attributable to noncontrolling interest	108	330	904	950
Income tax expense	17,110	5,706	50,260	16,435
Interest (income) expense, net	(235)	(211)	(196)	195

EBIT (operating profit)	52,407	18,497	131,343	46,918
Special items:
Merger-related:
Employee termination costs	—	—	3,022	—
Backlog amortization	—	—	7,234	—
Inventory write-up expensed in cost of sales	—	—	9,499	—
Professional fees and accelerated equity compensation	—	—	5,884	—
Other:
Restructuring costs	1,012	2,764	1,012	2,764

	1,012	2,764	26,651	2,764

Adjusted EBIT	$53,419	$21,261	$157,994	$49,682

Diluted EPS from continuing operations	$0.77	$0.38	$1.94	$0.89
Per share effect of special items above	0.02	0.08	0.44	0.08

Diluted EPS from continuing operations excluding special items	$0.79	$0.46	$2.38	$0.97

Diluted EPS from discontinued operations	—	$0.07	$1.30	$0.12

Diluted EPS	$0.77	$0.45	$3.24	$1.01

Process Solutions Segment
EBIT	$342	($2,653)
Restructuring costs	1,012	2,764

Adjusted EBIT	$1,354	$111

EBIT (operating profit) and adjusted EBIT are non-GAAP financial measures. The Company uses these measures to evaluate its businesses, and allocates resources to its businesses based on EBIT. EBIT and adjusted EBIT are not, however, a measure of performance calculated in accordance with accounting principles generally accepted in the United States and should not be considered as an alternative to net income as a measure of our operating results. Neither EBIT nor adjusted EBIT are measures of cash available for use by management.